Texas Imperial Assumption Agreement

                         Exhibit VI.A.

                        Accounting Form

     Exhibit VI.A. from the American Capitol Assumption Agreement contains the Accounting Form for the Medicare Supplement Issue Age policies and, to that extent, is incorporated herein by reference.

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                Summary Each year After Closing Date
                  Report for Calendar Year XXXX


                                  Pre-Standard    Issue Age    Attained Age

Beginning of Year

Unearned Premium Reserve
Advance Premium
Due and Unpaid Premium
Additional Active Life Reserve
Claim Reserve

End of Year

Unearned Premium Reserve
Advance Premium
Due and Unpaid Premium
Additional Active Life Reserve
Claim Reserve
Policies in Force

Collected Premium
Earned Premium
Interest on Reserves
Paid Claims
Increase in Claim Reserve
Increase in Additional Active Life Reserve
Earned Commissions
Accrued Premium Tax
Maintenance Expense Allowance

Statutory Gain/Loss
Policy Years of Exposure